EXHIBIT 10.22

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS SECURITY, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ADDRESSED AND SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

CONVERTIBLE SECURED PROMISSORY NOTE — BRIDGE LOAN

$1,000,000.00	Dallas, Texas, May 4, 2006

FOR VALUE RECEIVED, EARTH BIOFUELS, INC., a Delaware corporation having its principal place of business at 3001 Knox Street — Suite 403, Dallas, Texas 75205-7305 (“Borrower”), hereby covenants and promises to pay to GREENWICH POWER, L.L.C., a Delaware limited liability company having its principal place of business at 537 Steamboat Road, Greenwich, Connecticut 06830-7153 (“Lender”), or order, at Lender’s address first above written or at such other address as Lender may designate in writing, ONE MILLION AND NO/100 ($1,000,000.00) DOLLARS, lawful money of the United States of America, together with simple interest thereon computed from the date hereof at the rate of seven (7%) percent per annum, which principal and interest shall be payable thirty (30) days after demand.

Borrower covenants and agrees with Lender as follows:

1.Borrower will pay the indebtedness evidenced by this Note as provided herein.

2. In the event of a default hereunder, Lender shall have all rights and remedies of a secured party provided by the Uniform Commercial Code in effect in the State of Delaware.

3.In the event any payment due hereunder shall not be paid on the date when due, such payment shall bear interest at the lesser of eighteen (18%) percent per annum or the highest lawful rate permitted under applicable law, from the date when such payment was due until paid. In addition, Borrower shall pay a late payment premium of five (5%) percent of any principal or interest payment made more than three (3) days after the due date thereof, which premium shall be paid with such late payment. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder. The obligations of Borrower under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by Lender of this Note would be contrary to the provisions of law applicable to Lender of this

Note limiting the maximum rate of interest which may be charged or collected by Lender of this Note.

4.Borrower shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, at any time upon giving Lender notice of Borrower’s intention to prepay as hereinafter set forth.

5. At any time after the date hereof until this Note is no longer outstanding, this Note shall be convertible into shares of Borrower’s common stock, $0.001 par value (“Common Stock”) at the option of Lender, in whole or in part, at any time and from time to time, at a conversion price (the “Conversion Price”) equal to $1.086 per share, as the same may be adjusted as hereinafter provided. The conversion of this Note shall be subject to the following terms:

a.               Lender shall effect conversions by delivering to Borrower a notice specifying the principal amount and accrued interest of this Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in the notice, the Conversion Date shall be the date that such notice is provided hereunder. Any notice of conversion of this Note may, at the election of the holder hereof, be stated to be effective upon the future effectiveness of a registration statement with respect to the Conversion Shares. To effect conversions hereunder, Lender shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note plus all accrued and unpaid interest hereon has been so converted.

b.              The number of shares of Common Stock issuable upon a conversion hereunder “Conversion Shares”) shall be the quotient obtained by dividing (i) the outstanding principal amount and accrued interest of this Note to be converted by (ii) the Conversion Price.

c.               Not later than three business days after any Conversion Date, Borrower will deliver or cause to be delivered to Lender a certificate or certificates representing the Conversion Shares. Borrower shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this paragraph electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered to or as directed by Lender by the third business day after a Conversion Date, Lender shall be entitled by written notice to Borrower at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event Borrower shall immediately return this Note. Moreover, if Borrower fails for any reason to deliver to Lender such certificate or certificates by the third business day after the Conversion Date, Borrower shall pay to Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per business day (increasing to $20 per business day after ten business days after such damages begin to accrue) for each business day until such certificates are delivered. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Lender or any other person of any obligation to Borrower or any violation or alleged violation of law by Lender or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to Lender in connection with the issuance of such Conversion Shares. In the event that Lender shall elect to convert any or all of the outstanding principal and accrued interest hereof, Borrower may not refuse conversion based on any claim that Lender or anyone associated or affiliated with Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and Borrower posts a surety bond for the benefit of Lender in the amount of 150% of the principal amount of this Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to Lender to the extent it obtains judgment. In the absence of an injunction precluding the same, Borrower shall issue Conversion Shares upon a properly noticed conversion. Nothing herein shall limit Lender’s right to pursue additional remedies for Borrower’s failure to deliver Conversion Shares within the period specified herein, and Lender shall have the right to pursue all remedies available to it at law or in equity including without limitation a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit Lender from seeking to enforce damages pursuant to any other provision hereof or under applicable law. In the alternative and at Lender’s election, if Borrower fails for any reason to deliver to Lender such certificate or certificates by the third business day after the Conversion Date, and if after such third business day Lender is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by Lender of the Conversion Shares which Lender anticipated receiving upon such conversion (a “Buy-In”), then Borrower shall (i) pay in cash to Lender (in addition to any other remedies available to or elected by Lender) the amount by which (x) Lender’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Lender anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of Lender, either reissue Notes in principal amount equal to the principal amount of the attempted conversion or deliver to Lender the number of shares of Common Stock that would have been issued had Borrower timely complied with its delivery requirements hereunder.

d.              Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Notes, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than Lender not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal and accrued interest amount of this Note.  Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if a registration statement is then effective under the Securities Act, registered for public sale in accordance with such registration statement.

e.               Upon a conversion hereunder Borrower shall not be required to issue stock certificates representing fractions of shares of the Common Stock but Lender shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

f.                 The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to Lender hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

g.              If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

h.              If Borrower or any subsidiary thereof, as applicable, at any time while this Note is outstanding, shall sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Conversion Price,” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder, then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Anything in this Note to the contrary notwithstanding, Borrower shall not be required to make any adjustment to the Conversion Price in connection with (i) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof, (ii) the shares of Common Stock issuable upon the exercise of warrants issued to Lender, (iii) Common Stock issued or options to purchase Common Stock granted or issued pursuant to Borrower’s stock option and award plans, or (iv) an anticipated issuance of securities of Borrower in connection with Borrower’s investment in an agricultural conglomerate, provided such issuances do not exceed 7,500,000 shares (with any increase therein to be approved by Lender, such approval not to be unreasonably withheld).

i.                  If Borrower, at any time while this Note is outstanding, shall distribute to all holders of Common Stock (and not to Lender under this Note) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the volume weighted average price of the Common Stock for such date (or the nearest preceding date) determined as of the record date mentioned above, and of which the numerator shall be such volume weighted average price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the board of directors of Borrower in good faith.

j.                  If, at any time while this Note is outstanding, (i) Borrower effects any merger or consolidation of Borrower with or into another entity, (ii) Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by Borrower or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, Lender shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock.

k.               Whenever the Conversion Price is adjusted as herein provided, Borrower shall promptly mail to Lender a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

l.                  If (i) Borrower shall declare a dividend (or any other distribution) on the Common Stock; (ii) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) Borrower shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (v) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower; or (vi) Borrower intends to pay all or any portion of the principal or accrued interest of this Note, then, in each case, Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to Lender, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Lender is entitled to convert this Note during the ten-day period commencing the date of such notice to the effective date of the event triggering such notice.

m.            Upon conversion of this Note in whole or in any part, Borrower shall take whatever action is necessary such that the Holder shall be entitled to exercise, together with all other holders of registrable shares possessing registration rights under the Registration Rights Agreement between the parties of even date herewith, the rights of registration granted under the Registration Rights Agreement to the holders of such Common Stock.

6. Borrower, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. Borrower and all guarantors, endorsers and sureties consent that Lender at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

7. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by the mailing of such notice or demand by certified or registered mail, return receipt requested, or by overnight courier service providing for proof of delivery, addressed, if to Borrower, at Borrower’s address first above written, with a copy to Roger A. Crabb, Esq., Scheef & Stone, L.L.P., 5956 Sherry Lane — Suite 1400, Dallas, Texas 75225-8031; or if to Lender, at Lender’s address first above written, with a copy in like manner to Hilary B. Miller, Esq., 112 Parsonage Road, Greenwich, Connecticut 06830-3942. Either party may change its address by like notice to the other party.

8. Borrower shall pay all costs and expenses of collection of the indebtedness represented by this Note, and all costs and expenses of enforcing Borrower’s other obligation sunder this Note, including in each case reasonable attorneys’ fees and disbursements.

9. If any provision or portion of this Note is declared or found by any court or tribunal of competent jurisdiction to be unenforceable or void, such provision shall be deemed severed and stricken from this Note, and the remaining provisions and portions hereof shall continue in full force and effect.

10. This note arises from a purely commercial transaction, and the proceeds hereof are not to be used primarily for a personal, household or consumer purpose.

11. No default or failure of Lender under the terms of the Commitment Letter of even date herewith or any other agreement between the parties shall constitute a defense to Borrower’s obligations under this Note, the same being separate and independent covenants in all respects. Borrower shall unconditionally pay and perform this Note notwithstanding any breach or alleged breach by Lender of any other obligation of Lender to Borrower. Borrower hereby agrees that it will never assert that it is entitled to an offset, defense or counterclaim, or stay of execution of any judgment, with respect to this Note based on any act or omission of Lender.

12.This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the substantive laws of the State of Delaware without regard to conflict of law principles. Borrower hereby consents and submits to the exclusive personal and subject matter jurisdiction of the state and federal courts located in New York County, New York for purposes of any action or proceeding related to this Note. Trial by jury in any action, proceeding or counterclaim arising hereunder is hereby waived. An electronic facsimile of this Note shall be valid as an original.

IN WITNESS WHEREOF, Borrower has executed this Note on the date first above written.

EARTH BIOFUELS, INC.

By:	/s/ DENNIS G. MCLAUGHLIN, III
Dennis G. McLaughlin, III
Its President

PAYMENT AND ALL PERFORMANCES DUE UNDER THIS NOTE ARE UNCONDITIONALLY GUARANTEED BY APOLLO INTERNATIONAL RESOURCES, INC. PURSUANT TO A SEPARATE INSTRUMENT DELIVERED CONTEMPORANEOUSLY HEREWITH.